Exhibit 99.1


          Four Oaks Fincorp, Inc. Declares 2006 Second Quarter Dividend


     FOUR OAKS, N.C.--(BUSINESS WIRE)--April 24, 2006--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after June 7, 2006, to shareholders of record on May 31, 2006. This dividend is 14% higher than the second quarter 2005 dividend as adjusted to retroactively reflect the five-for-four stock split paid on November 25, 2005.


     CONTACT: Four Oaks Fincorp, Inc.
              Ayden R. Lee, Jr., President and Chief Executive Officer Nancy S. Wise, Executive Vice President and Chief Financial Officer, 919-963-2177